Exhibit 99.4(b)

CONTRACT DATA PAGE

PRODUCT:	Spinnaker® Advisor Variable Annuity – [NON-QUALIFIED ANNUITY]

OWNER:	[John Doe]	JOINT OWNER:	[Jane Doe]
Address:	[1234 Main St.]	Address:	[1234 Main St.]
	[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
Date of Birth:	[1/01/1970	Date of Birth:	[2/01/1970]
Age:	[35] Sex: [Male]	Age:	[35] Sex: [Female]

ANNUITANT:	[John Doe]	JOINT ANNUITANT:	[Jane Doe]
Address:	[1234 Main St.]	Address:	[1234 Main St.]
	[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
Date of Birth:	[1/01/1970]	Date of Birth:	[2/01/1970]
Age:	[35] Sex: [Male]	Age:	[35] Sex: [Female]

CONTRACT NUMBER:	[LP12345678]

CONTRACT DATE:	[5/01/2005]

ANNUITY DATE:	Before [1/01/2061]

INITIAL PURCHASE PAYMENT:	[$50,000]

DELIVERED IN THE STATE OF [ANY STATE]	AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE: [85]. The contract date must be prior to the Owner’s and Annuitant’s (including any Joint Owner’s and Joint Annuitant’s) [86th] birthday.

MAXIMUM ANNUITIZATION AGE: [90]. Annuity payments must begin prior to the Annuitant’s (including any Joint Annuitant’s) [91st ] birthday.

MINIMUM INITIAL PURCHASE PAYMENT: [$10,000]

MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$30]

MINIMUM ALLOCATIONS TO THE FIXED ACCOUNT OPTIONS:

Dollar Cost Averaging Fixed Account Option - $5,000.

Enhanced Fixed Account Option - No minimum.

Guaranteed Interest Period Fixed Account Option - $1,000 for each selected Guaranteed Period.

MINIMUM GUARANTEED INTEREST RATE: [1.50%]

MINIMUM GUARANTEED VALUE FOR THE FIXED ACCOUNT OPTIONS: Upon annuitization, death of the Owner, or a total withdrawal from a Fixed Account Option, the minimum value that will be applied toward annuity payments or paid to the Beneficiary or Owner will not be less than 90% of your Purchase Payments and transfers allocated to that Fixed Account Option accumulated at an annual effective interest rate of 3% each year, less prior withdrawals and transfers from that Fixed Account Option accumulated at an annual effective interest rate of 3% each year. If necessary to meet this minimum, any MVA will be adjusted or charges will be waived.

Symetra is a service mark of Symetra Life Insurance Company.

Spinnaker® is a registered trademark of Symetra Life Insurance Company.

CONTRACT DATA PAGE

INSURANCE CHARGES:

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to [1.25%] of the average daily net assets of each Portfolio.

ASSET-RELATED ADMINISTRATION CHARGE: Equal on an annual basis to [0.20%] of the average daily net assets of each Portfolio.

MINIMUM WITHDRAWAL: [$250] ([$100] if withdrawals made by electronic funds transfer), or the contract value if less. You must withdraw the entire amount out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than [$500]. You must withdraw the entire contract value and your Contract will terminate if, after a withdrawal, the remaining contract value would be less than [$1,000].

DISTRIBUTION CHARGE: May be assessed on a withdrawal from the Enhanced Fixed Account Option if the withdrawal, together with prior withdrawals and transfers taken from the Enhanced Fixed Account Option during the Contract Year, exceed 15% of the Enhanced Fixed Account value. The distribution charge is stated as a percentage of the amount withdrawn from the Enhanced Fixed Account Option that exceeds the 15% free withdrawal amount.

Contract Year	Distribution Charge
[1	5% of amount withdrawn]
[2	5% of amount withdrawn]
[3	5% of amount withdrawn]
[4	5% of amount withdrawn]
[5	5% of amount withdrawn]
[6	4% of amount withdrawn]
[7	3% of amount withdrawn]
[8	2% of amount withdrawn]
[After 8	0% of amount withdrawn]

WITHDRAWAL CHARGE: [$25] or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in a Contract Year.

TRANSFERS: The minimum amount you can transfer out of an investment option at one time is:

•

[$500], or the entire value of the investment option if less, for transfers from any Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account Option. You must transfer the entire amount of the investment option if, after a transfer, the remaining balance would be less than [$500].

•

[$500], or the available transfer amount if less, for transfers from the Enhanced Fixed Account Option. The available transfer amount is 15% of the Enhanced Fixed Account Option value per Contract Year. The available transfer amount is reduced by previous transfers or withdrawals from the Enhanced Fixed Account Option made in the Contract Year.

The minimum amount you can transfer into an investment option is:

•	[$50] for transfers into any Portfolio or the Enhanced Fixed Account Option; and

•	[$1,000] for transfers into any new Guaranteed Period under the Guaranteed Period Fixed Account Option.

TRANSFER CHARGE: Each Contract Year, [12] transfers are free of charge. For each transfer after the [12 th] transfer in a Contract Year, the transfer charge is [$10] or 2% of the amount transferred, whichever is less.

CONTRACT DATA PAGE

MARKET VALUE ADJUSTMENT: MVA = W x (Ic – In) x Fs where

W	=	the amount withdrawn, transferred, or annuitized from a Guaranteed Period under the Guaranteed Interest Period Fixed Account Option;

Ic	=	the interest rate, in decimal form, credited on the money withdrawn, transferred, or annuitized;

In	=	the interest rate, in decimal form, that would be credited on new money allocated to a Guaranteed Period of the same duration as the Guaranteed Period from which money is being taken;

Fs	=	the adjustment factor, which varies by the length of time remaining in the Guaranteed Period and the interest rate credited on the money withdrawn, transferred, or annuitized;

s	=	number of years remaining until the end of the Guaranteed Period from which money is being taken. The adjustment factor for partial years will be interpolated between whole-year adjustment factors.

Adjustment Factors (Fs)

Number of Years Remaining in the Guaranteed Period	Where Ic < 6%	Where Ic >= 6%
0	0.00	0.00
1	0.90	0.90
2	1.80	1.75
3	2.60	2.50
4	3.40	3.15
5	4.10	3.80
6	4.80	4.35
7	5.40	4.85
8	6.00	5.35
9	6.50	5.75
10	7.00	6.15

PREMIUM TAXES: As of the contract date, premium taxes are not charged in your state. However, if we ever incur such taxes, we reserve the right to make a deduction from your Contract for the payment of the premium taxes assessed in connection with your Contract.

CONTRACT DATA PAGE

SEPARATE ACCOUNT: Symetra Separate Account C

ELIGIBLE INVESTMENTS:

[AIM V.I. Capital Appreciation Fund (Series II Shares)]	[JPMorgan International Equity Portfolio]
[AIM V.I. Capital Development Fund (Series II Shares)]	[JPMorgan Mid Cap Value Portfolio]
[AIM V.I. International Growth Fund (Series II Shares)	[Mutual Shares Securities Fund – Class 2]
[AIM V.I. Real Estate Fund (Series I Shares)]	[PIMCO All Asset Portfolio – Advisor Class]
[American Century Investments VP Balanced Fund]	[PIMCO CommodityRealReturn Strategy Portfolio –
[American Century Investments VP Inflation Protection	Administrative Class]
Bond Class II Fund]	[Pioneer Emerging Markets VCT Portfolio – Class II]
[American Century Investments VP International Fund]	[Pioneer Equity Income VCT Portfolio – Class II]
[American Century Investments VP Large Company Value	[Pioneer High Yield VCT Portfolio – Class II]
Class II Fund]	[Pioneer Small Cap Value VCT Portfolio – Class II]
[American Century Investments VP Ultra Class II Fund]	[Pioneer Strategic Income VCT Portfolio – Class II]
[American Century Investments VP Value Fund]	[Templeton Developing Markets Securities Fund – Class 2]
[Dreyfus IP-MidCap Stock Portfolio-Initial Shares]	[Templeton Global Income Securities Fund – Class 2]
[Dreyfus IP-Technology Growth Portfolio-Initial Shares]	[Templeton Growth Securities Fund – Class 2]
[The Dreyfus Socially Responsible Growth Fund, Inc. –	Symetra Life Dollar Cost Averaging Fixed Account Option
Initial Shares]	[6-month period]
[Dreyfus Stock Index Fund, Inc. – Service Shares]	[12-month period]
[Dreyfus VIF-Appreciation Portfolio – Initial Shares]	Symetra Life Enhanced Fixed Account Option
[Federated High Income Bond Fund II]	Symetra Life Guaranteed Interest Period Fixed Account
[Fidelity VIP Contrafund Portfolio-Initial Class]	Option
[Fidelity VIP Equity-Income Portfolio – Initial Class]	[1-Year Guaranteed Period]
[Fidelity VIP Growth & Income Portfolio – Initial Class]	[2-Year Guaranteed Period]
[Fidelity VIP Growth Portfolio – Initial Class]	[3-Year Guaranteed Period]
[Fidelity VIP Mid Cap Portfolio-Service Class 2]	[4-Year Guaranteed Period]
[Fidelity VIP Money Market Portfolio – Service Class 2]	(Longer Guaranteed Periods may be available.
[Franklin Flex Cap Growth Securities Fund – Class 2]	Contact your Registered Representative or Symetra
[Franklin Income Securities Fund – Class 2]	for details.)
[Franklin Small Cap Value Securities Fund – Class 2]
[Franklin Small-Mid Cap Growth Securities Fund – Class 2]
[Franklin U.S. Government Fund – Class 2]

ANNUITY SERVICE OFFICE:
Home Office:	Mailing Address:	Telephone:	[800-SYMETRA]
Symetra Life Insurance Company	Symetra Life Insurance Company		[800-796-3872]
Retirement Services	Retirement Services	Fax:	[425-256-5599]
[777 108th Avenue NE]	[P.O. Box 3882]
[Bellevue, WA 98004-5135]	[Seattle, WA 98124-3882]